2022 Q3 Earnings Presentation November 9, 2022 Exhibit 99.2

Important Information Cautionary Statement Regarding Forward-Looking Statements This presentation contains forward-looking statements. The matters discussed in this presentation, as well as in future oral and written statements by management of Portman Ridge Finance Corporation (“PTMN”, “Portman Ridge” or the “Company”), that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance and include, but are not limited to, projected financial performance, expected development of the business, plans and expectations about future investments, our contractual arrangements and relationships with third parties, the ability of our portfolio companies to achieve their objectives, the ability of the Company’s investment adviser to attract and retain highly talented professionals, our ability to maintain our qualification as a regulated investment company and as a business development company, our compliance with covenants under our borrowing arrangements, and the future liquidity of the Company. We generally identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," “outlook”, "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Forward-looking statements are subject to change at any time based upon economic, market or other conditions, including with respect to the impact of the COVID-19 pandemic and its effects on the Company and its portfolio companies’ results of operations and financial condition. More information on these risks and other potential factors that could affect the Company’s financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein, is included in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed quarterly report on Form 10-Q and annual report on Form 10-K, as well as in subsequent filings. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this presentation should not be regarded as a representation by us that our plans and objectives will be achieved. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the SEC.

Core investment income represents reported total investment income as determined in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, less the impact of purchase price discount accounting in connection with the Garrison Capital Inc. (“GARS”) and Harvest Capital Credit Corporation (“HCAP”) mergers. Portman Ridge believes presenting core investment income and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance due to the unique circumstance giving rise to the purchase accounting adjustment. However, core investment income is a non-U.S. GAAP measure and should not be considered as a replacement for total investment income and other earnings measures presented in accordance with U.S. GAAP. Instead, core investment income should be reviewed only in connection with such U.S. GAAP measures in analyzing Portman Ridge’s financial performance. NAV per share as determined in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, was decreased 6 cents and 1 cent per share for the quarters ended September 30, 2022 and June 30, 2022, respectively, due to the impact of quarterly tax provisions. Net leverage is calculated as the ratio between (A) debt, excluding unamortized debt issuance costs, less available cash and cash equivalents, and restricted cash and (B) NAV. Portman Ridge believes presenting a net leverage ratio is useful and appropriate supplemental disclosure because it reflects the Company’s financial condition net of $39.1 million and $44.0 million of cash and cash equivalents and restricted cash for the quarters ended September 30, 2022 and June 30, 2022, respectively. However, the net leverage ratio is a non-U.S. GAAP measure and should not be considered as a replacement for the regulatory asset coverage ratio and other similar information presented in accordance with U.S. GAAP. Instead, the net leverage ratio should be reviewed only in connection with such U.S. GAAP measures in analyzing Portman Ridge’s financial condition. Quarterly Highlights Q3 2022 Highlights Total investment income for the third quarter of 2022 was $19.0 million, of which $15.4 million was attributable to interest income from the debt securities portfolio, as compared to total investment income for the second quarter of 2022 of $15.0 million, of which $11.9 million was attributable to interest income from the debt securities portfolio. Core investment income(1) for the third quarter of 2022, excluding the impact of purchase price accounting, was $17.6 million as compared to $13.7 million in the second quarter of 2022. Net investment income (“NII”) for the third quarter of 2022 was $8.4 million ($0.87 per share) as compared to $5.5 million ($0.57 per share) in the second quarter of 2022. Net asset value (“NAV”) for the third quarter was $251.6 million ($26.18 per share(2)) as compared to $261.7 million ($27.26 per share(2)) in the second quarter of 2022; the decline was driven by mark-to-market movements. Non-accruals on debt investments, as of September 30, 2022, were held constant at three debt investments in comparison to the same number of investments on non-accrual status as of June 30, 2022. As of both September 30, 2022 and June 30, 2022, debt investments on non-accrual status represented 0.0% and 0.3% of the Company’s investment portfolio at fair value and amortized cost. Total investments at fair value, as of September 30, 2022, was $571.7 million; when excluding CLO Funds, Joint Ventures and short-term investments, these investments are spread across 32 different industries and 117 entities with an average par balance per entity of approximately $3.4 million. Par value of outstanding borrowings as of September 30, 2022 was $368.9 million with an asset coverage ratio of total assets to total borrowings of 167%. On a net basis, leverage as of September 30, 2022 was 1.3x(3) compared to 1.2x (3) as of June 30, 2022.

Financial Highlights Core net investment income represents reported total net investment income as determined in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, less the impact of purchase price discount accounting in connection with the Garrison Capital Inc. (“GARS”) and Harvest Capital Credit Corporation (“HCAP”) mergers, while also considering the impact of accretion from these mergers on expenses. Portman Ridge believes presenting core net investment income and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance due to the unique circumstance giving rise to the purchase accounting adjustment. However, core net investment income is a non-U.S. GAAP measure and should not be considered as a replacement for total net investment income and other earnings measures presented in accordance with U.S. GAAP. Instead, core net investment income should be reviewed only in connection with such U.S. GAAP measures in analyzing Portman Ridge’s financial performance.

October 23, 2022 was the most recent practical date used to complete the information presented in this table. 3 month LIBOR per Bloomberg as of November 4, 2022. As of September 30, 2022, approximately 71% of our floating rate assets were on LIBOR contract. Shown below, those contracts have taken a significant amount of time to reset and still remain significantly below the prevailing 3 month LIBOR rate. Rising Rates 1 2 (1) (2)

Over the last two years, Portman has experienced an average of $1.6mm in income related to repayment / prepayment activity as compared to the current quarter of $0.7mm. Limited Repayment Activity

All per share information assumes the ending 9/30/2022 share count, including Q3 2022. The below analysis begins with Q3 2022 net investment income and assumes no other changes to the portfolio (including accrual status of each portfolio company), investment income, professional expenses or administrative expenses other than the following: Current benchmarks assumes that all assets and liabilities that have LIBOR based contracts are reset at 4.51% plus applicable spreads and all assets and liabilities that have SOFR based contracts are reset at 4.21% plus applicable spreads beginning on October 1, 2022. NII Per Share Bridge

Core Earning Analysis Core net investment income represents reported total net investment income as determined in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, less the impact of purchase price discount accounting in connection with the Garrison Capital Inc. (“GARS”) and Harvest Capital Credit Corporation (“HCAP”) mergers, while also considering the impact of accretion from these mergers on expenses. Portman Ridge believes presenting core net investment income and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance due to the unique circumstance giving rise to the purchase accounting adjustment. However, core net investment income is a non-U.S. GAAP measure and should not be considered as a replacement for total net investment income and other earnings measures presented in accordance with U.S. GAAP. Instead, core net investment income should be reviewed only in connection with such U.S. GAAP measures in analyzing Portman Ridge’s financial performance.

Net Asset Value Rollforward

As of September 30, 2022. Figures shown do not include short term investments, CLO holdings, F3C JV or Series A-Great Lakes Funding II LLC, and derivatives. Shown as % of debt and equity investments at fair market value. Current Portfolio Profile(1) Diversified Portfolio of Assets Diversification by Borrower(2) Asset Mix(2) Industry Diversification(2) 117 Debt + Equity Portfolio Investee Companies $3.4mm / 1% Average Debt Position Size U.S Centric Investments: Nearly 100% US-Based Companies Focus on Non-Cyclical Industries with High FCF Generation Credit quality has been stable to improving during the rotation period Top 5 Borrowers, 16.1%

For comparability purposes, portfolio trends metrics exclude short-term investments and derivatives. Excludes select investments where the metric is not applicable, appropriate, data is unavailable for the underlying statistic analyzed Includes assets purchased from affiliate of HCAP’s former manager in a separate transaction. CLO holdings and Joint Ventures are excluded from investment count. Excluding non-accrual and partial non-accrual investments and excluding CLO holdings and Joint Ventures. Portfolio Trends(1)(2)

Based on FMV. As of September 30, 2022, three of the Company’s debt investments were on non-accrual status and represented 0.0% and 0.3% of the Company’s investment portfolio at fair value and amortized cost, respectively Credit Quality

At Fair Value. Does not include activity in short-term investments and derivatives. Portfolio Composition (1)

M&A Value Realization Our track record demonstrates BC Partners’ ability to efficiently realize the value of legacy portfolios acquired while rotating into BC Partners’ sourced assets We remain in the early stages of implementing the same strategy with the acquired and fully redeemed HCAP assets but were successful in several monetizations during the quarter OHAI GARS HCAP

Appendix

The Company completed a Reverse Stock Split of 10 to 1 effective August 26, 2021, the common shares and net asset value per common share have been adjusted retroactively to reflect the split for all periods presented. Balance Sheet

The Company completed a Reverse Stock Split of 10 to 1 effective August 26, 2021, the weighted average shares outstanding and per share values have been adjusted retroactively to reflect the split for all periods presented. Income Statement (Unaudited)

Cash and Cash Equivalents Unrestricted cash and cash equivalents totaled $16.9 million as of September 30, 2022 Restricted cash of $22.2 million as of September 30, 2022 Debt Summary As of September 30, 2022, par value of outstanding borrowings was $368.9 million; there was $17.9 million of available borrowing capacity under the Senior Secured Revolving Credit Facility and $25.0 million of borrowing capacity under the 2018-2 Revolving Credit Facility. On April 29, 2022, the Company refinanced its Revolving Credit Facility with JP Morgan Chase as administrative agent. The amended agreement places three-month SOFR as the benchmark interest rate and reduces the applicable margin to 2.80% per annum from 2.85% per annum. Other amendments include the extension of the reinvestment period and scheduled termination date to April 29, 2025 and April 29, 2026, respectively. Corporate Leverage & Liquidity

The Company completed a Reverse Stock Split of 10 to 1 effective August 26, 2021, the distribution per share amounts have been adjusted retroactively to reflect the split for all periods presented. Regular Distribution Information (1)